July 24, 1997

Via Facsimile

Ms. Ilona Adams                         Mr. James Mendelson
The Balcor Company                      The Balcor Company
2355 Waukegan Road, Suite A-200         2355 Waukegan Road, Suite A-200
Bannockburn, IL  60015                  Bannockburn, IL  60015
(847) 317-4462                          (847) 317-4462

Mr. Michael Bench                       Steven Levy, Esq.
Near North National Title Corporation   Katten Muchin & Zavis
222 N. LaSalle Street                   525 W. Monroe Street, Suite 1600
Chicago, IL  60601                      Chicago, IL  60661-3693
(312) 419-0569                          (312) 902-1061

     Re: Sale and Escrow Agreement Among Vestar Development Co., Glendale Fashion Center Limited Partnership and Near North National Title Company Escrow No. N942501A

Pursuant to paragraph 30 of the Sale Agreement as set forth in paragraph 1 of the Ninth Amendment, Purchaser hereby provides written notice of its election to exercise the option to extend the closing date for a 30-day period (its fifth extension) through and including August 28, 1997. Per my discussion with Steve Levy, the $100,000 extension payment will be wired to Near North National Title Company on Friday, July 25, 1997. This shall also serve as Near North's authorization to deposit such $100,000 in the same investment as the existing escrow funds with the same maturation date as the existing investments as I instructed on Wednesday, July 23.

If anyone has any questions concerning this, please contact me.

Sincerely,

/s/ Allan J. Kasen
----------------------------
Allan J. Kasen

AJK/ss

cc:  Alan G. Lieberman, via facsimile (847) 317-4462
     Jay B. Newman, via facsimile (213) 955-7999
     Edward Krasnove, via facsimile (310) 792-4620
     Lee T. Hanley
     Richard J. Kuhle
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